SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) September 24, 1998
                                                 ------------------


                         KING WORLD PRODUCTIONS, INC.
           -----------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)


      Delaware                   1-9244              13-2565808
-------------------------------------------------------------------
(State or Other Jurisdiction    (Commission       (I.R.S. Employer
of Incorporation)               File Number)    Identification No.)


12400 Wilshire Boulevard, Los Angeles, California             90025
-------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code  (310) 826-1108
                                                    --------------



-------------------------------------------------------------------
   (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.
          -------------

          On September 24, 1998, King World Productions, Inc. ("King World"), issued a press release announcing the renewal of THE OPRAH WINFREY SHOW for the 2000-2001 and 2001-2002 broadcast seasons. The renewal was made pursuant to an amendment to King World's agreement with Harpo, Inc. ("HARPO") for the distribution of the show.

          A copy of the press release is filed herewith as Exhibit 99.1.

          Under the terms of King World's agreement with HARPO prior to the amendment, King World is the exclusive distributor of THE OPRAH WINFREY SHOW through the 1999-2000 television season, although HARPO is free to make any other arrangements for the distribution of the show thereafter. Under the amended agreement, HARPO and Ms. Winfrey have agreed to produce and host the show for the 2000-2001 and 2001-2002 seasons and to extend the engagement of King World as the exclusive distributor of the show for those seasons.

          Under the amended agreement, King World will receive distribution fees based on a percentage of the gross revenues generated by the show. Such distribution fees are significantly less than those applicable to seasons through the 1999-2000 season, and, as a result, the contribution of THE OPRAH WINFREY SHOW to King World's net profits and cash flow will decline.

          The amendment also contains a guarantee of Harpo's share of the revenues from the show in amounts that are higher than those applicable to the 1999-2000 broadcast season and provides for the payment by King World of $75 million within 30 days, representing an advance against the minimum participation payments to HARPO for the 2000-2001 broadcast season, and an additional $75 million on June 1, 2000, representing an advance against minimum participation payments to HARPO for the 2001-2002 broadcast season.

          Pursuant to the amended agreement, King World granted to Ms. Winfrey and certain of her associates stock options to purchase an aggregate 1.13 million shares of Common Stock at a price of $26 7/16ths per share. All such stock options were fully vested at the time of grant and have a term of ten years.

          The agreement contains certain "key man" provisions under which, if Roger King ceases to serve as King World's senior executive responsible for supervising the distribution of THE OPRAH WINFREY SHOW before the show has been licensed to television stations representing at least 70% of the television households for the 2000-2001 or 2001-2002 broadcast seasons, Harpo has the right to terminate King World's distribution rights for such seasons, provided that King World will remain entitled to distribution fees arising from licenses issued by it prior to such termination.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits.
         -----------------------------------------------------

(c)  Exhibits.

          99.1     Press Release dated September 24, 1998.



                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          KING WORLD PRODUCTIONS, INC.,



                            By:    /s/Steven A. LoCascio
                            Name: Steven A. LoCascio
                                  Title: Senior Vice President and
                                          Chief Financial Officer


Date:  September 29, 1998

                             INDEX TO EXHIBITS


Exhibit                       Description
-------                       -----------

 99.1          Press Release dated September 24, 1998.